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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                STATE OR OTHER         OTHER NAME, IF ANY,
                                                 JURISDICTION       THAT THE SUBSIDIARY DOES
                    NAME                       OF INCORPORATION          BUSINESS UNDER
                    ----                       ----------------     ------------------------
BowSteel Corporation.........................     Delaware
BowSteel of Texas Corporation................     Delaware
Claro Precision, Inc. .......................      Canada
Earthline Technologies, Inc. ................       Ohio
ETCA G.P., L.L.C. ...........................       Texas
ETCA L.P., Inc. .............................     Delaware
Extrusion Technology Corporation of
  America....................................       Ohio
Galt Alloys, Inc. ...........................       Ohio
NATI Gas Company.............................       Ohio
New Century Metals, Inc. ....................       Ohio
New Century Metals Southeast, Inc. ..........     Delaware        New Century Metals and RTI LA
Pierce-Spafford Metals Company, Inc. ........    California
Reamet, S.A. ................................      France
RMI Delaware, Inc. ..........................     Delaware
RMI Metals, Inc. ............................       Utah          Micron Metals, Inc.
RMI Titanium Company.........................       Ohio
RMI Titanium International, Inc. ............     Barbados
RTI Claro....................................      Canada
RTI Commercial Products, Inc. ...............       Ohio
RTI Energy Systems, Inc. ....................       Ohio
RTI Europe Ltd. .............................  United Kingdom
RTI Fabrications, L.P. ......................       Texas
RTI Fabrication & Distribution, Inc. ........       Ohio
RTI France S.A.S. ...........................      France
RTI International Metals Gmbh................      Germany
RTI International Metals Limited.............  United Kingdom
RTI International Metals Srl.................       Italy
RTI St. Louis, Inc. .........................     Missouri
Tradco, Inc. ................................     Missouri
Weld-Tech Engineering Services, L.P. ........       Texas         RTI Energy Systems
Weld-Tech G.P., Inc. ........................       Texas
Weld-Tech L.P., Inc. ........................     Delaware